Exhibit 24



                        CONSTELLATION ENERGY GROUP, INC.

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Constellation Energy Group, Inc. hereby constitute and appoint David A. Brune and Thomas E. Ruszin, Jr. and each of them their true and lawful attorneys and agents to do any and all acts and things and to execute, in their name any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the registration under said Act of not exceeding $500,000,000 principal amount of Medium-Term Notes, Series A of said Company, maturing not more than thirty years after the date as of which they are issued, all as authorized by Resolutions adopted by a unanimous consent of the Board of Directors of Constellation Energy Group, Inc. dated as of March 15,1999, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below, to any registration statement to be filed with the Securities and Exchange Commission in respect of said Medium-Term Notes, Series A, to any and all amendments to any registration statement in respect to said Medium-Term Notes, Series A, or to any instruments or documents filed as part of or in connection with said registration statement or amendments to such documents; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 22nd day of March, 1999.

                                                              Signature

Principal Executive
Officer and Director                             /s/ Charles. W. Shivery
                                               --------------------------
                                                  Charles. W. Shivery
                                                  Chairman of the Board,
                                                  President and Director

Principal Financial and
  Accounting Officer                               /s/ David A. Brune
   and Director                                 -------------------------
                                                   David A. Brune
                                                 Vice President, Secretary
                                                     and Director


Director                                           /s/ Thomas E. Ruszin, Jr.
                                                 ---------------------------
                                                   Treasurer and Director